EXHIBIT 24.1

                                POWER OF ATTORNEY

          WHEREAS, the undersigned officers and directors of Vital Signs, Inc. desire to authorize Terence D. Wall, Anthony J. Dimun and Scott L. Spitzer, to act as their attorneys-in-fact and agents, for the purpose of executing and filing the corporation's Annual Report on Form 10-K for the year ended September 30, 1998, including all amendments thereto,

          NOW, THEREFORE,

          KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terence D. Wall, Anthony J. Dimun and Scott L. Spitzer and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the Corporation's Annual Report on Form 10-K for the year ended September 30, 1998, including any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities on this 23rd day of December, 1998.


SIGNATURE                                                     TITLE


                                             President, Chief Executive Officer
/s/Terence D. Wall                           and Director


                                             Director
/s/David J. Bershad


                                             Executive Vice President, Chief
/s/Anthony J. Dimun                          Financial Officer, Treasurer and
                                             Director (Chief Financial and
                                             Accounting Officer)


/s/Stuart M. Essig                           Director


/s/Joseph J. Thomas                          Director


                                             Executive Vice President, Chief
Barry Wicker                                 Operating Officer and Director